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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation
Los Angeles, California

      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 10, 2004, relating to the consolidated financial statements and the related financial statement schedule of CytRx Corporation, which is contained in that Prospectus.

      We also consent to the reference to our firm under the caption "Experts" in that Prospectus.

                              /s/ BDO SEIDMAN, LLP


BDO Seidman, LLP
Los Angeles, California

February 11, 2005